UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 18, 2013
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
On September 19, 2013, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) elected Betsy Rafael to the Board. Ms. Rafael, age 52, has over 30 years of executive financial experience in the technology industry. Ms. Rafael served as Principal Accounting Officer of Apple Inc. from January 2008 to October 2012, and as its Vice President and Corporate Controller from August 2007 until October 2012. From April 2002 to September 2006, Ms. Rafael served as Vice President, Corporate Controller and Principal Accounting Officer of Cisco Systems, Inc., and held the position of Vice President, Corporate Finance for Cisco Systems from September 2006 to August 2007. From December 2000 to April 2002, Ms. Rafael was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Aspect Communications, Inc., a provider of customer relationship portals. From April 2000 to November 2000, Ms. Rafael was Senior Vice-President and CFO of Escalate, Inc., an enterprise e-commerce application service provider. From 1994 to 2000, Ms. Rafael held a number of senior positions at Silicon Graphics International Corp. (“SGI”), culminating her career at SGI as Senior Vice President and Chief Financial Officer. Prior to SGI, Ms. Rafael held senior management positions in finance with Sun Microsystems, Inc. and Apple Computers. Ms. Rafael began her career with Arthur Young & Company. Ms. Rafael has served on the board of directors of Echelon Corporation since November 2005, and previously served on the board of directors of PalmSource, Inc. Ms. Rafael received a B.S.C. degree in Accounting from Santa Clara University.
Ms. Rafael will participate in the non-employee director compensation arrangements described in the Company's 2013 annual proxy statement filed with the Securities and Exchange Commission on April 29, 2013. Under the terms of those arrangements, she will receive, among other things, annual compensation of $75,000 and an initial restricted stock unit grant to acquire 12,400 shares of the Company's common stock, which vests over a three-year period, under the Company's 2012 Outside Directors' Stock Plan. There are no arrangements or understandings between Ms. Rafael and any other persons pursuant to which Ms. Rafael was named a director of the Company. Ms. Rafael does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. In addition, Ms. Rafael executed the Company's standard form of indemnification agreement. Ms. Rafael has not entered into any other material plan, contract, arrangement or amendment in connection with her appointment to the Board.
The Board appointed Ms. Rafael as a member of the Company's Audit Committee, effective as of September 19, 2013. Ms. Rafael is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On September 23, 2013, the Company issued a press release regarding the appointment of Ms. Rafael to the Board. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Committee Appointments
On September 19, 2013, the Board approved changes to the Company's Audit Committee such that, effective as of September 19, 2013, the Audit Committee will be composed as follows: Lorrie M. Norrington (Chair), J. Hallam Dawson, Betsy Rafael and Steve West.
Amendment of Executive Change of Control Program
On September 18, 2013, the Company's Compensation and Human Resources Committee of the Board adopted amendments to the Company's Executive Change of Control Program (the “Program”), which is applicable to each of the Company's executive officers. The Program, which would have terminated on January 31, 2014, was extended to January 31, 2017. The Program was originally approved in 2000 and provides for certain payments to participants whose employment is terminated without “cause” or for “good reason” (each as defined in the Program) in connection with a “change in control” (as defined in the Program), provided the participant executes a release and non-solicitation agreement.
The amendments to the Program, among other things, changed certain definitions under the Program, changed certain benefits to be paid under the Program and changed certain administrative mechanics under the Program. As amended, upon a participant's termination of employment without “cause” or for “good reason,” in either case within 60 days before or within 12 months after a “change in control,” participants under the Program are entitled to the following payments in exchange for a release of claims against the Company: (i) a lump sum cash payment equal to 1.5 times the sum of the participant's “annual base compensation” and “average annual bonus” (each as defined in the Plan), plus the participant's pro rata bonus for the year of termination, (ii) the acceleration of vesting of 100% of such participant's unvested stock options, restricted stock units and other equity awards and (iii) payment of medical, dental and vision insurance coverage for the participant and certain of the participant's “family members” (as defined in the Plan) for up to 18 months.
The amendments will take effect on September 18, 2013. As amended, the Program shall terminate automatically on January 31, 2017, unless the Board, in its sole discretion, determines to extend the duration of the Program.
A copy of the Program is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2013, the Board amended Article III, Section 3.2 of the Company's Bylaws to change the number of directors from nine (9) to ten (10). The amendment to the Bylaws became effective immediately upon its adoption. The Bylaws, as amended, are attached as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description

3.1	Bylaws, as amended

10.1	Amended and Restated Executive Change in Control Plan

99.1	Press release, dated as of September 23, 2013, entitled “Autodesk Announces Appointment of Betsy Rafael to Board of Directors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary
Date: September 23, 2013

EXHIBIT INDEX

Exhibit No.    Description

3.1	Bylaws, as amended

10.1	Amended and Restated Executive Change in Control Plan

99.1	Press release, dated as of September 23, 2013, entitled “Autodesk Announces Appointment of Betsy Rafael to Board of Directors.”